EXHIBIT 10.1
AMENDMENT TO EMPLOYEE MATTERS AGREEMENT
THIS AMENDMENT (this “Amendment”), dated March 28, 2016, is to the Employee Matters Agreement, effective as of March 4, 2016 (the “Agreement”), between The Manitowoc Company, Inc., a Wisconsin corporation (“Manitowoc ParentCo”), and Manitowoc Foodservice, Inc., a Delaware corporation (“Manitowoc Foodservice”).
WHEREAS, Manitowoc ParentCo and Manitowoc Foodservice desire to amend certain provisions of the Agreement relating to the adjustment of outstanding stock options in connection with the separation of the business of Manitowoc Foodservice and its subsidiaries from Manitowoc ParentCo that occurred on March 4, 2016 (the “Effective Date”) to better reflect the intention of the parties.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Effective as of the Effective Date, the definitions of “Cranes Price” and “Manitowoc Foodservice Price” in the Agreement are amended and restated in their entirety to read as follows:
“Cranes Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is the simple average of the volume-weighted average price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the ex-Distribution market on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto and (b) the denominator of which is the sum of (i) the simple average of the volume-weighted average price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the ex-Distribution market on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto plus (ii) the simple average of the volume-weighted average price of a share of Manitowoc Foodservice Common Stock solely on the New York Stock Exchange on a “when issued” basis on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto.
“Manitowoc Foodservice Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is the simple average of the volume-weighted average price of a share of Manitowoc Foodservice Common Stock solely on the New York Stock Exchange on a “when-issued” basis on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto and (b) the denominator of which is the sum of (i) the simple average of the volume-weighted average price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the ex-Distribution market on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto plus (ii) the simple average of the volume-weighted average price of a share of Manitowoc Foodservice Common Stock solely on the New York Stock Exchange on a “when issued” basis on each of the last ten (10) days of trading immediately prior to the effective time of the Distribution as reported by Bloomberg L.P. or any successor thereto.

2.	In all other respects, the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to the Employee Matters Agreement to be executed on its behalf by a duly authorized officer effective as of the date first set forth above.

“Manitowoc ParentCo”	“Manitowoc Foodservice”
The Manitowoc Company, Inc., a Wisconsin corporation	Manitowoc Foodservice, Inc., a Delaware corporation

By:/s/ Louis F. Raymond	By:/s/ Maurice D. Jones
Name: Louis F. Raymond	Name: Maurice D. Jones
Title: Vice President, General Counsel and Secretary	Title: Senior Vice President, General Counsel and Secretary